Exhibit 99.01
VCG HOLDING CORP. ANNOUNCES 2009 SECOND QUARTER FINANCIAL RESULTS
Q2 2009 Financial Results Overview
•	Revenues of $14.0 million
-	Same stores sales increased for 6 clubs by 1.4% to 9.2% compared to the same period in 2008
•	Operating income of $2.2 million

•	Net income of $0.8 million, or $0.04 per share

•	EBITDA of $2.5 million

•	Free cash flow of $1.1 million

•	Cash balances of $2.2 million
First Six Months 2009 Financial Results Overview
•	Revenues of $27.7 million

•	Operating income of $4.4 million

•	Net income of $1.4 million, or $0.08 per share

•	EBITDA of $5.0 million

•	Free cash flow of $2.3 million
Denver, CO. – August 12, 2009 — VCG Holding Corp. (NASDAQ: VCGH), a growing and leading consolidator and operator of adult nightclubs, today announced financial results for the second quarter ended June 30, 2009 (see attached tables).
Troy Lowrie, Chairman and Chief Executive Officer, stated, “We are pleased with our results for the second quarter and first six months of 2009. Despite a lingering sluggish economy, we generated nearly $14 million in revenues for the second quarter. The elasticity of our tiered venue model — where a decline in revenues caused by fewer patrons at our high-amenity A clubs is offset by the increased margins generated at our more affordable B and C venues – in combination with improved cost efficiencies throughout the Company has allowed us to remain profitable, produce EBITDA margins of 18.2%, and generate free cash flow of $2.3 million for the first half of 2009. We expect a continued decline in legal and certain other expenses during the second half of 2009. Perhaps most important are the various initiatives we completed year-to-date that have strengthened our financial position. In that regard, we have reduced our total debt by approximately $2.3 million, or 6.3%, from December 31, 2008 to June 30, 2009. In combination with our anticipated free cash flow generation, these initiatives will allow us to continue to execute accretive growth strategies, including continuing debt pay down, additional share repurchases and acquisitions.”
Second Quarter Financial Results
Total revenue for second quarter of 2009 declined to $14.0 million from $14.6 million in the second quarter of 2008. The decline in revenue was due to lower sales of alcohol, food and merchandise, offset by an increase in service revenues like wristband sales, suite rentals and boutique bucks.
Cost of goods sold (the cost of alcohol, food and merchandise) remained stable at 23.5%, despite a 4.4% decline in revenues, due primarily to tighter inventory controls. It also reflects the benefits of the Company’s tiered venue operating model.
Total operating expenses increased 6.5% to $11.8 million from $11.0 million in the second quarter of 2008. Total operating expenses included an additional building impairment charge of $300,000 related to the sale of the Arizona property, higher taxes and permit fees, increased rent, and a $400,000 increase in other expenses, including janitorial and supplies. Although legal fees rose by $80,000 compared to the same period last year, they declined $120,000 from the immediately preceding first quarter of 2009. The Company expects legal fees will decline relative to the prior year periods for the remainder of 2009.
Operating income in the 2009 second quarter was $2.2 million, down from $3.6 million in the same period last year.
Net income for the second quarter of 2009 was $800,000, or $0.04 per diluted share, as compared to net income of $1.6 million, or $0.09 per diluted share, in the second quarter of 2008.

VCG Holding Corp. August 12, 2009	Page 2
EBITDA for the second quarter of 2009 was $2.5 million as compared to $3.8 million for second quarter of 2008.
First Six Months Financial Results
Total revenue for the six months ended June 30, 2009 remained stable at $27.7 million compared to $27.9 million for the same period in 2008. Lower sales of alcohol, food and merchandise, were offset by an increase in service revenues.
Cost of goods sold (the cost of alcohol, food and merchandise) declined slightly to 23.6% compared to 24.5% in the same period last year, due primarily to tighter inventory controls and the benefits of the Company’s tiered venue operating model.
Total operating expenses increased 8.8% to $23.4 million in the first six months of 2009 from $21.5 million in the same period last year. Total operating expenses included an additional building impairment charge of $300,000 related to the sale of the Arizona property, higher taxes and permit fees, increased rent, higher legal fees, and a $900,000 increase in other expenses, including janitorial, supplies and automotive expenses. Legal fees rose by $300,000 compared to the same period last year. The Company expects legal fees will decline relative to prior year periods for the remainder of 2009.
Operating income for the first six months of 2009 was $4.4 million, down from $6.4 million in the same period last year.
Net income for the first six months of 2009 was $1.4 million, or $0.08 per diluted share, as compared to net income of $2.9 million, or $0.16 per diluted share for the first six months of 2008.
EBITDA for the first six months of 2009 was $5.0 million as compared to $6.9 million for the same period in 2008.
SHARE REPURCHASE
For the period April 1, 2009 through June 30, 2009, VCGH repurchased a total of 56,901 shares of common stock for an aggregate purchase price of $127,303. For the first six months of 2009, VCGH has purchased a total of 250,526 shares of common stock for an aggregate purchase price of $447,934.
CONFERENCE CALL
Troy Lowrie, Chairman and Chief Executive Officer, and Courtney Cowgill, Chief Financial Officer, will host a conference call today at 11:00 am Eastern Time / 9:00 am Mountain Time, to discuss these results. To participate in the conference call, please dial (877) 591-4958 (domestic) or (719) 325-4909 (international) approximately 10 minutes before the call is scheduled to begin. A replay will be available from 2:00 p.m. Eastern Time August 12, 2009 until midnight August 15, 2009. To hear the teleconference replay dial (888) 203-1112 (domestic) or (719) 457-0820 (international). The pass code for the replay is 8721144. The conference call will also be broadcast live over the Internet. To listen to the call via the Internet and to view a copy of the Company’s presentation that will be referenced during the call, please visit the Company’s website at http://www.vcgh.com under the heading “Investor Relations”, then “Events & Presentations” and follow the instructions at the web cast link. The archived web cast will be available shortly after the call on the Company’s website.
ABOUT VCG HOLDING CORP.
VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 20 adult nightclubs. The nightclubs are located in Anaheim, Indianapolis, St. Louis, Denver, Colorado Springs, Ft. Worth, Dallas, Raleigh, Minneapolis, Louisville, Miami, and Portland, ME.
FORWARD LOOKING STATEMENT

VCG Holding Corp. August 12, 2009	Page 3
Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q which is expected to be filed on or about August 12, 2009. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

VCG Holding Corp.	The Equity Group Inc.
Troy Lowrie	Devin Sullivan
Chief Executive Officer	Senior Vice President
(303) 934-2424	(212) 836-9608
tlowrie@vcgh.com	dsullivan@equityny.com

Courtney Cowgill	Gerrard Lobo
Chief Financial Officer	Senior Account Executive
(303) 934-2424	(212) 836-9610
ccowgill@vcgh.com	globo@equityny.com

VCG Holding Corp.
Condensed Consolidated Balance Sheets

	(unaudited)	(audited)
	June 30,	December 31,
	2009	2008
Assets
Current Assets
Cash	$2,151,945	$2,209,060
Assets held for sale	—	106,900
Other receivables	44,893	25,473
Income taxes receivable	240,260	276,267
Inventories	917,754	949,088
Prepaid expenses	715,163	282,485
Current portion of deferred income tax asset	171,000	171,000

Total Current Assets	4,241,015	4,020,273

Property and equipment, net	25,095,804	25,738,388
Deferred income tax asset (non-current)	3,416,284	4,068,593
Non-compete agreements, net	32,416	40,933
Tradenames	619,000	619,000
Licenses	36,413,189	36,413,189
Goodwill	2,380,674	2,453,122
Favorable lease rights, net	1,671,932	1,705,364
Other long-term assets	451,544	567,181

Total Assets	$74,321,858	$75,626,043

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable — trade	$958,162	$847,493
Accrued expenses	1,773,748	2,257,116
Deferred revenue	110,137	109,455
Current portion of unfavorable lease liabilities	278,155	278,155
Current portion of capitalized lease	—	10,000
Current portion of long-term debt	6,838,748	2,602,000
Current portion of long-term debt, related party	37,659	1,024,000

Total Current Liabilities	9,996,609	7,128,219

Long-term Liabilities
Deferred rent	1,263,845	845,136
Unfavorable lease liabilities, net of current portion	6,293,212	6,425,626
Capital lease, net of current portion	—	9,111
Long-term debt, net of current portion	20,095,473	25,747,631
Long-term debt, related party, net of current portion	7,194,964	7,083,578

Total Long-term Liabilities	34,847,494	40,111,082

Commitments and Contingent Liabilities
Equity
Common stock $.0001 par value; 50,000,000 shares authorized; 17,504,852 (2009) and 17,755,378 (2008) shares issued and outstanding	1,750	1,775
Additional paid-in capital	52,264,714	52,557,047
Accumulated deficit	(26,317,098)	(27,732,554)

Total VCG Holding Corp. Stockholders’ Equity	25,949,366	24,826,268
Noncontrolling interests in consolidated partnerships	3,528,389	3,560,474

Total Equity	29,477,755	28,386,742

Total Liabilities and Equity	$74,321,858	$75,626,043

(1)	Effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160 (“SFAS No. 160”) which requires the amount of consolidated net income attributable to the parent and noncontrolling interests (formerly minority interests) to be clearly identified and presented on the face of the consolidated income statement, with retroactive adoption of its presentation requirements.

VCG Holding Corp.
Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	June 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
Revenue
Sales of alcoholic beverages	$5,895,184	$6,589,726	$11,759,847	$13,124,344
Sales of food and merchandise	464,595	638,331	936,127	1,346,986
Service revenue	6,820,358	6,363,522	13,518,639	11,642,168
Other income	779,175	1,015,046	1,519,117	1,819,082

Total Revenue	13,959,312	14,606,625	27,733,730	27,932,580

Operating Expenses
Cost of goods sold	1,500,411	1,701,846	2,993,334	3,550,393
Salaries and wages	3,296,353	3,481,871	6,566,234	6,544,575
Impairment of building and land	268,000	—	268,000	—
Other general and administrative
Taxes and permits	730,919	652,069	1,619,796	1,108,342
Charge card and bank fees	214,701	209,477	407,937	410,298
Rent	1,475,348	1,234,610	2,923,864	2,377,558
Legal fees	279,904	190,019	685,853	381,232
Other professional fees	620,315	457,214	1,046,886	914,167
Advertising and marketing	692,050	746,058	1,392,246	1,551,852
Insurance	437,246	425,275	817,604	801,288
Utilities	238,181	255,730	519,253	514,046
Repairs and maintenance	298,278	406,788	590,502	806,355
Other	1,282,778	857,332	2,664,918	1,724,024
Depreciation and amortization	434,171	427,624	859,540	784,089

Total Operating Expenses	11,768,655	11,045,913	23,355,967	21,468,219

Income from Operations	2,190,657	3,560,712	4,377,763	6,464,361

Other Income (Expenses)
Interest expense	(914,947)	(840,128)	(1,843,803)	(1,613,632)
Interest income	36	964	72	4,536
Gain (loss) on sale of assets	12,357	(137,926)	11,421	(137,926)

Total Other Income (expenses)	(902,554)	(977,090)	(1,832,310)	(1,747,022)

Income before Income Taxes	1,288,103	2,583,622	2,545,453	4,717,339

Income tax expense — current	32,832	612,255	173,243	945,225
Income tax expense — deferred	385,168	274,707	724,757	591,737

Total Income Taxes	418,000	886,962	898,000	1,536,962

Net Income	870,103	1,696,660	1,647,453	3,180,377
Net Income attributable to noncontrolling interests	(106,820)	(117,621)	(231,997)	(229,004)

Net Income attributable to VCG Holding Corp.	$763,283	$1,579,039	$1,415,456	$2,951,373

Earnings Per Share
Basic income per share attributable to VCG’s stockholders	$0.04	$0.09	$0.08	$0.16
Fully diluted income per share attributable to VCG’s stockholders	$0.04	$0.09	$0.08	$0.16

Basic weighted average shares outstanding	17,557,403	18,006,127	17,607,941	17,911,672
Fully diluted weighted average shares outstanding	17,557,403	18,274,157	17,607,941	18,254,025

VCG Holding Corp.
Condensed Consolidated Statements of Cash Flows

	For the Six Months Ended
	June 30,
	2009	2008
		(Restated)
Operating Activities
Net income	$1,415,456	$2,951,373
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of building	268,000	—
Depreciation	851,023	774,756
Amortization of non-compete agreements	8,517	9,333
Amortization of lease rights and liabilities, net	(98,982)	(99,071)
Amortization of loan fees	121,903	147,114
Amortization of stock-based compensation expense	155,576	354,498
Deferred income taxes	724,757	591,737
Net income attributable to noncontrolling interests	231,997	229,004
Loss on sale of assets	(11,420)	137,926
Accrued interest added to long-term debt	170,065	—
Changes in operating assets and liabilities	(344,329)	30,438

Net cash provided by operating activities	3,492,563	5,127,108
Investing Activities
Acquisitions of businesses, net of cash acquired	—	(5,351,339)
Additions to property and equipment	(480,170)	(1,209,846)
Deposits	—	(49,904)
Proceeds from sale of assets	122,051	—

Net cash used by investing activities	(358,119)	(6,611,089)
Financing Activities
Proceeds from long-term debt	1,193,725	5,631,100
Payments on long-term debt	(2,454,157)	(1,114,050)
Payments on revolving line of credit, net	(1,200,000)	(3,234,000)
Loan fees paid	—	(70,000)
Payment on capitalized leases	(19,111)	(4,538)
Proceeds from stock issuances	—	459,251
Repurchase of stock	(447,934)	—
Distributions to noncontrolling interests	(264,082)	(270,000)

Net cash provided by (used by) financing activities	(3,191,559)	1,397,763
Decrease in cash	(57,115)	(86,218)
Cash, beginning of period	2,209,060	2,980,007

Cash end of period	$2,151,945	$2,893,789

Supplemental cash flow information:
Income taxes paid in cash	$137,236	$765,000
Interest paid in cash	$1,590,878	$1,613,632
Non-cash acquisition activities:
Fair value of assets acquired, net of cash acquired	$—	$8,964,544
Fair value of liabilities assumed	—	(2,095,105)
Issuance of notes payable for acquisitions	—	(2,500,000)

Cash paid to purchase business	$—	$4,369,439

EBITDA Reconciliation
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
Net Income	$763,283	$1,579,039	$1,415,456	$2,951,373
Add back:
Depreciation	429,913	423,008	851,023	774,756
Amortization of non-compete agreements	4,258	4,616	8,517	9,333
Amortization of leasehold rights and liabilities, net	(50,377)	(55,672)	(98,982)	(99,071)
Amortization of loan fees	41,560	96,935	121,903	147,114
Interest expense	914,947	840,128	1,843,803	1,613,632
Total income tax expense	418,000	886,962	898,000	1,536,962

EBITDA	$2,521,584	$3,775,016	$5,039,720	$6,934,099

Total revenue	$13,959,312	$14,606,625	$27,733,730	$27,932,580

EBITDA as a percentage of revenue	18.1%	25.8%	18.2%	24.8%
VCG Holding Corp.
Calculation of Free Cash Flow
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
EBITDA	$2,521,584	$3,775,016	$5,039,720	$6,934,099
Less:
Interest Expense	914,947	840,128	1,843,803	1,613,632
Non-controlling interests	106,820	117,621	231,997	229,004
Current income tax	32,832	612,255	173,243	945,225
Capital expenditures	348,914	352,986	480,172	1,209,846

Free Cash Flow	$1,118,071	$1,852,026	$2,310,505	$2,936,392